Exhibit 10.21

CONFIDENTIAL TREATMENT REQUEST

[*] indicates information that has been omitted pursuant to a confidential treetment request and this information has been filed under Separate Cover with the Commission.

[*]

                          SUPPLY AND LICENSE AGREEMENT

THIS IS AN AGREEMENT, ("Agreement") dated 4/7/03 ("Effective Date") between [*] located at [*] ("[*]") and SheerVision, Inc., located at 4276 Admirable Drive, Rancho Palos Verdes, California 91275 ("SheerVision").

                                  WITNESSTHETH

WHEREAS, [*] distributes and sells optical products for the medical products market; and

WHEREAS, SheerVision designs and manufactures premium quality optical products; and

WHEREAS, [*] and SheerVision wish to enter into a relationship wherein SheerVision develops and manufactures premium quality optical products under the [*] label, for [*] to market and distribute.

NOW THEREFORE, in consideration of mutual promises and agreements set forth herein, the parties agree as follows:

1.    PRODUCT

      SheerVision will develop and manufacture certain products for [*] under the terms and conditions of this Agreement. The products contemplated by this Agreement are further described in SCHEDULE A (the "Product(s)"). Products may be added or deleted from this Agreement with mutual written agreement by [*] and SheerVision.

2.    TERMS OF THIS AGREEMENT

      A.    PAYMENT.

            (i)   TERMS OF PAYMENT

            Terms of payment will be net thirty (30) days from the receipt of invoice. Notwithstanding the foregoing, for the first order placed under this agreement, dated April 8, 2003 for 500 Products, one half of the total invoice amount shall be paid upon the issuance of said purchase order with the remaining balance due net thirty (30) days from receipt of invoice.

            (ii)  SET OFF

            [*] shall be entitled at all times to set off any amount owing to SheerVision from [*] against any amount due or owing [*] from SheerVision.

      B.    DELIVERY

            FOB [*]'s USA location as listed above.

      C.    ADDITIONAL TERMS & CONDITIONS

            [*] standard Terms and Conditions as stated above shall apply to all transactions hereunder unless otherwise modified by this Agreement.

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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SUPPLY AND LlCENSE AGREEMENT
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3.    QUANTITY, PRICING AND STANDARDS OF PERFORMANCE

      A.    QUANTITY / ROLLING FORECAST/ ORDERS

            i.    There is no fixed minimum or maximum quantity per annum.

            ii. The quantity of Product to be purchased during this Agreement is based on a rolling forecast, provided for every six-month period under this Agreement, beginning on the Effective Date. Orders will be for a minimum of 300 Products.

            iii. Orders will be placed through standard [*] purchase order. [*] may make changes to orders up to 45 days before delivery without penalty.

      B.    PRICING

            The price per unit for the Products during the Term of this Agreement is set forth in SCHEDULE A.

      C.    TIMING

            SheerVision acknowledges that in providing the Products to [*] time is of the essence. If SheerVision fails to provide the Products within ten (10) days of the date specified on the monthly Purchase Order, it will pay or credit to [*] [*] of the specified order and [*] for each additional ten (10) days which the delivery of the Product is delayed.

      D.    QUALITY

            All Product delivered under this Agreement must meet all applicable requirements to include performance specifications, workmanship standards and suitability for its intended purpose. Product shall be undamaged and in "new" condition. Final acceptance of all Product shall take place at [*]'s location prior to use. Product shall include test data where required including certification to all applicable standards and specifications.

            Products must be coded to permit tracking by batch, lot, date or similar identifying number to allow for efficient methods of identification once sold into the market.

      E.    PRODUCT SPECIFICATIONS

            SheerVision will provide detailed Product specifications and will provide Product as per those specifications, as attached in SCHEDULE
            C. [*] may change specifications according to the Engineering Change Order ("ECO") process to be mutually developed by the parties within eight (8) weeks of the Effective Date. After completion, the ECO process will be incorporated herein as SCHEDULE D (not yet completed). SheerVision will notify [*] (verbally followed by written notice within twenty-four (24) hours) if possible at the time of ordering/release or earlier and prior to the shipment of any specification, optical or cosmetic changes from what has been previously agreed upon which may affect form, fit, function or cosmetic issues. [*] will notify SheerVision (verbally followed by written notice within twenty-four(24) hours) if the Product in its modified form is acceptable to [*]. Any costs associated with correcting any material received at [*]'s possession without prior notice and approval of specification changes will be the responsibility of SheerVision.

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      F.    MARKETING MATERIALS

            [*] will provide marketing materials and specifications for the same as needed. SheerVision will make all marketing materials for the Product available in digital format to [*] including without limitation, including images, user manuals and training materials.

      G.    PACKAGING AND SHIPMENT

            SheerVision will ship Product to [*]'s location in accordance with good commercial practice, acceptable to common carriers for shipment in the specified manner and adequate to insure safe arrival of the goods at [*]'s place of business. Individual Product packaging will be those wooden boxes SheerVision currently provides customers. Changes to Product packaging can be made at [*]'s request upon at least sixty (60) days' notice and reasonable price changes to accommodate either lower or higher costs of such packaging changes will be subject to mutual negotiation.

      H.    COST REDUCTION/CONTINUOUS PROCESS IMPROVEMENT

            SheerVision and [*] will conduct regular joint Product review process to provide a basis for future cost reductions and Product improvements. These price reductions can be implemented at any time during the Term, upon mutual agreement of the parties. SheerVision also agrees to pursue actively a process improvement program aimed at reducing cycle time and improve quality. The parties will meet at least once every 18 months under this Agreement, for the purpose of reviewing quantities and pricing. The parties will work in good faith to reach mutual agreements as to the foregoing.

      I.    COMPLIANCE WITH LAWS

            SheerVision will conduct all activities under this Agreement in full compliance with the laws and regulations of the United States as well as those required for obtaining and maintaining CE mark approval in the European market. SheerVision will provide [*] a copy of its CE mark certification book.

4.    WARRANTY

      A.    WARRANTY

            SheerVision warrants that all Products delivered hereunder shall be free from defects in workmanship, material and manufacture, of merchantable quality, fit for their generally intended use, and shall comply with the requirements of this Agreement, including any drawings or specifications incorporated herein or samples furnished by SheerVision, and, where design is SheerVision's responsibility, be free from defects in design, for a period of 18 months after purchase.

            SheerVision warrants that it shall at all times faithfully, industriously, and to the best of its ability, experience, and talents, render all of the services that may be required of SheerVision pursuant to the express and implied terms of this Agreement.

            The foregoing warranties shall constitute conditions and are in addition to all other warranties, whether expressed or implied, and shall survive any delivery, inspection, acceptance, or payment by [*].

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      B.    FAILURE TO COMPLY

            If any Product delivered hereunder does not meet the warranties specified herein or otherwise applicable, [*] may at its option (i) require SheerVision to correct at no cost to [*] any defective or nonconforming Product by repair or replacement, or (ii) return such defective nonconforming Product at SheerVision's expense to SheerVision and recover from the SheerVision the order price thereof, or (iii) if SheerVision has failed to correct the problem within 30 days from the date the nonconforming Product is returned, correct the defective or nonconforming Product itself and charge SheerVision with the cost of such correction. The foregoing remedies are in addition to all other remedies at law or in equity or under this Agreement and shall not be deemed to be inclusive. All warranties shall run to the [*] and to its customers.

      C.    RESPONSIBILITY

            [*]'s approval of the SheerVision's Product or design shall not relieve SheerVision of the warranties set forth herein, nor shall it constitute a waiver by [*] of any drawing or specification requirements for one or more of the remaining Product to be delivered hereunder unless so stated by [*] in writing. The provisions of this Paragraph shall not limit or affect the rights of [*] under the Paragraph entitled "INSPECTION".

5.    INSPECTION

      A.    INCOMING INSPECTION

            All Products shall be subject to inspection and test by [*] to the extent practicable at all times and places, including, but not limited to, the period of manufacture and prior to final acceptance. If inspection or test is made by [*] on SheerVision's premises, SheerVision, without additional charge, shall provide all reasonable facilities and assistance for the safety and convenience of [*]'s inspectors. [*] shall notify SheerVision no less than forty-eight
            (48) hours in advance of an inspection at SheerVision's location. No inspection or test made prior to the final inspection and acceptance shall relieve SheerVision from responsibility for defects or other failure to meet the requirements of this Agreement or any Purchase Order hereunder.

      B.    DEFECTIVE PRODUCTS - MANUFACTURER'S DEFECTS

            If any Products are defective in material or workmanship or otherwise not in conformity with the requirements of a Purchase Order, [*] shall have the right to reject it, require its correction, or accept it with an adjustment in price. If [*] so requests, any Products which have been rejected or required to be corrected shall be replaced or corrected by and at the expense of SheerVision promptly after notice from [*]. If, after being requested by [*], SheerVision fails to promptly replace or correct any defective Products within its delivery schedule, [*] may in its sole discretion, (i) by contract or otherwise, replace such Products and charge to SheerVision the cost occasioned thereby, (ii) without further notice, terminate this Agreement for default in accordance with the Paragraph herein entitled "TERMINATION", or, (iii) may require an appropriate reduction in price.

      C.    FINAL INSPECTION

            Not withstanding any prior inspections or payments hereunder, all Products shall be subject to final inspection and acceptance at [*]'s location within a reasonable time after delivery. The SheerVision shall provide and maintain a quality system which is acceptable to [*] during the performance of a Purchase Order and for such further period as the [*] may determine.

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6.    ACCEPTANCE

      This Agreement, along with the terms and conditions of any Purchase Order generated by [*], is the sole Agreement between the parties covering Product ordered by [*] when a Purchase Order is accepted by acknowledgment or commencement of performance by SheerVision. A PURCHASE ORDER CAN BE ACCEPTED ONLY ON THESE TERMS AND CONDITIONS. Additional terms proposed by SheerVision will not be applicable unless accepted in a signed writing by the [*]. No change, modification or revision of a Purchase Order shall be effective unless in writing and signed by [*].

7.    EXCLUSIVITY

      SheerVision will not contract with any other party for furnishing the Products, nor will it distribute the Products itself. Further, SheerVision agrees that as of the Effective Date, it will not enter into any new relationships with third parties for providing private label products similar to the Products.

      When [*] purchases 1500 or more Products per annum, [*] will become the exclusive reseller of all SheerVision products within the applicable market for the Products. Thereafter, SheerVision will not contract with any other party for the distribution or manufacture of products similar to the Products. However, SheerVision may sell similar products directly to end users, but not to parties for resale.

8.    DEVELOPMENT

      [*] reserves a right of first refusal to distribute under private-label, all new loupe products developed by SheerVision. Within eight (8) weeks of the introduction of the new product to [*], including technical, prototype and business plans, [*] will confirm in writing whether it will distribute the proposed new product. If [*] rejects the proposed new product, SheerVision. will not offer the same to a third party under terms materially different from those offered to [*].

9.    LIMITED LICENSE / NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

      A.    LIMITED LICENSE

      [*] hereby grants to SheerVision a non-exclusive right and license to use, solely for the purposes and duration of this Agreement, the trademarks and logo set forth on SCHEDULE E (the "Trademark(s)"). The exact placement and use of the Trademark(s) will be in accordance with [*]'s policies and procedures for use of the same, as provided to SheerVision, and will be subject to approval by [*]. The foregoing license and all right to use the Trademark(s) will automatically terminate upon termination of this Agreement.

      B.    NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

      Any specifications, drawings, sketches, models, samples, data, computer programs or documentation, or technical or business information ("Information") furnished or disclosed between the parties hereunder shall be deemed Confidential and, when in tangible form, shall be returned to the disclosing party upon completion or termination of authorized work or this Agreement unless otherwise indicated by the disclosing party. Unless such information was previously known to the parties free of any obligation to keep it confidential, or has been or is subsequently made public, either by the parties or by a third party, it shall be held in confidence by the parties, and shall be used only for the purposes hereunder, and may be used for other purposes only upon such terms and conditions as may be mutually agreed upon in writing.

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      Neither party shall advertise, market or otherwise make known to others any Information relating to the work performed under this Agreement, including mentioning or implying the name of either party, their subsidiaries or affiliates, except as expressly provided for herein. In the event of a material breach of the obligations in this paragraph 12, either party may have the right to terminate this Agreement pursuant to paragraph 12 (b).

10.   INSURANCE

      SheerVision and [*] agree to maintain in force general and product liability insurance, in amounts reasonably deemed necessary to cover the risks hereunder.

11.   INDEMNIFICATION

      A. SheerVision agrees to indemnify [*], its agents, customers, successors, and assigns against any loss, damage and liability, including costs and expenses, including attorneys fees, for actual or alleged infringement of any patent, copyright or trademark arising out of the use or sale by [*], its agents or customers, of the Products. [*] shall notify the SheerVision of any suit, claim or demand involving such infringement and shall permit SheerVision to defend against or settle the same. If any injunction is issued as the result of any infringement, SheerVision agrees, at [*]'s sole option, to (i) refund to [*] the amounts paid to SheerVision hereunder as may be reasonably attributed to the infringement, or (ii) furnish [*] with an acceptable and non-infringing product.

      B. SheerVision agrees to protect, defend, hold harmless and indemnify [*], its agents, customers, successors and assigns from and against any and all claims, liability and expense resulting from any alleged or claimed defect in Products, whether latent or patent, including allegedly improper construction and design, or from the failure of Products to comply with specifications.

      C. SheerVision further agrees that all Products supplied will be free from liability of royalties, mechanics liens, or other encumbrances, and SheerVision agrees to indemnify and hold [*] harmless from these liabilities.

12.   TERM AND TERMINATION

      A.    TERM

      This Agreement will become effective as of the Effective Date and shall remain in effect for a period of three (3) year(s) at which time it shall Terminate automatically, or until Terminated as set forth hereunder.

      B.    TERMINATION UPON NOTICE

      This Agreement may be terminated at any time, without cause, by either party upon giving the other party one-hundred and eighty (180) days written notice. In the event of termination under this paragraph, SheerVision and [*] shall work together in good faith to minimize the adverse impact of a disruption in the supply chain, as set forth generally under paragraph 6 D herein.

      C.    TERMINATION FOR CAUSE

      Both parties may terminate this Agreement with immediate effect upon breach of any material provision of this Agreement by the other party, after provision of notice and ten (10) days opportunity to cure said breach.

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      D.    TERMINATION PHASE-OUT OBLIGATIONS

      During the termination notice period the parties shall continue under their obligations under this Agreement, and shall act in accordance with the requirements herein to minimize the financial and operation impact of the termination upon the other party.

      i. If SheerVision initiates termination, it will continue to perform its obligations under this Agreement and, at [*]'s request, shall increase production of the Product in order to allow [*] to fulfill its own manufacturing requirements during transition.

      ii.   If [*] initiates termination:

      a) SheerVision shall immediately assess its current inventory of the Product and raw materials and take immediate action to minimize the financial impact on itself and, [*] including without limitation, stopping production. SheerVision shall notify [*] in writing within ten (10) days of the termination notice, of the total amount of inventory that can not be used for any other purpose in a commercially reasonable manner. [*] shall be responsible for the costs such inventory.

      The extent of [*]'s responsibility by part number will be determined only by those items set forth on SCHEDULE A. [*] shall not be responsible for commonly used material that will be consumed in the SheerVision's normal production for the satisfaction of other customers' requirements. SheerVision shall, after consultation with [*], use its best efforts to dispose of the unique inventory items by rework or restocking.

13.   MISCELLANEOUS

      A.    APPLICABLE LAW

      This Agreement shall be governed by, subject to, and construed in accordance with the Laws of the State of New York. Jurisdiction and venue for any and all claims or disputes arising out of the terms and conditions of this Agreement shall lie with the courts of Westchester County, New York, unless otherwise specified herein.

      B.    DISPUTES

      In the event of a dispute, both parties shall negotiate in good faith to reach an amiable settlement. If the parties, through their senior management representatives, are unable to reach a settlement within sixty
      (60) days of the commencement of discussions, then, at the request of either party, any dispute arising out of this Agreement shall be settled by expedited arbitration under a sole arbiter, in accordance with the Commercial Arbitration Rules of American Arbitration Association ("AAA") in effect at the time of the arbitration (the "Rules"), except as such Rules may be modified herein. If there is any inconsistency between the Rules and this Article, this Article shall govern. Awards from arbitration shall be binding and enforceable in any court of competent jurisdiction. All proceedings under this Article shall be held in New York City, New York. Each party shall be given at least fifteen (15) days advance notice of the time and place of arbitration.

      C.    WAIVER

      Either parties' failure to enforce at any time any of the provisions of this Agreement, to exercise any election or option provided herein, or to not require at any time performance by the SheerVision of any of the provisions hereof shall in no way be construed to be a waiver of such provisions, nor in any way affect the validity of this Agreement or any part thereof, or the right of [*] thereafter to enforce each and every provision.

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      D.    INDEPENDENT CONTRACTOR STATUS

      The relationship between [*] and SheerVision is that of independent contractors, and not of employer-employee or principal-agent. SheerVision is not the legal representative of [*], nor is [*] the legal representative of SheerVision. Neither SheerVision nor [*] has the right or authority to assume or undertake any obligations or make any representation on behalf of the other, and neither shall hold itself out as having such right to authority.

      E.    FORCE MAJEURE

      No party shall be responsible for any failures or delays from causes beyond its control, including, without limitation, acts of God, acts of government, war, fires, floods, strikes, or failure by third parties (not an Affiliate or Subsidiary) to comply with their obligations to that party.

      F.    ENTIRE AGREEMENT

      This Agreement along with any terms or conditions contained in a Purchase Order issued by [*] constitutes the final and complete agreement between the parties and supersedes all prior agreements and understandings, whether written or oral. If there is a conflict between the terms and conditions printed on any subsequent documents between the parties, unless otherwise agreed to by the parties in writing, the terms of this Agreement shall control.

      G.    PARTIAL INVALIDITY

      In the event of a finding by any tribunal that any provision herein is illegal or invalid or otherwise unenforceable, the remaining provisions of this Agreement shall not be invalidated thereby and this Agreement shall then be read as if such invalid provision were not contained herein.

      H.    COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

      I.    HEADINGS

      Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

      J.    AMENDMENTS

      This Agreement may not be modified in any respect except by a writing signed by both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the Effective Date first above written.

[*]                                                  SHEERVISION GROUP, INC.

By: /s/ [*]                                          By: /s/ Suzanne Lewsadder
--------------                                       ---------------------------
    [*]                                              SUZANNE LEWSADDER
--------------                                       ---------------------------
Name                                                 Name

Vice President                                       President
--------------                                       ---------------------------
Title                                                Title

                          SCHEDULE A: PRODUCT & PRICING

                                     PRODUCT

                             PRIVATE LABELED FOR [*]:

      A.    2.5x Galilean Loupe, regular working distance (R-2.5x)
      B.    2.5x Galilean Loupe, long working distance (L-2.5x)
      C.    2.5x Galilean Loupe, short working distance (S-2.5x)

      D.    3.0x Galilean Loupe, regular working distance (R-3.0x)
      E.    3.0x Galilean Loupe, long working distance (L-3.0x)

      F.    3.5x Galilean Loupe, regular working distance (R-3.5x)
      G.    3.5x Galilean Loupe, long working distance (L-3.5x)

                                    PRICING

               [*] Cost              Suggested Manufacturer's List Price (SMLP)

      A.       [*]                   [*]
      B.       [*]                   [*]
      C.       [*]                   [*]
      D.       [*]                   [*]
      E.       [*]                   [*]
      F.       [*]                   [*]
      G.       [*]                   [*]

                             SCHEDULE E: TRADEMARKS

[*] R-2.5X

[*]

LOUPES

[*]